Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2023, relating to the financial statements of IsoPlexis Corporation incorporated by reference in the Current Report on Form 8-K of PhenomeX Inc. dated March 21, 2023 appearing in the Annual Report on Form 10-K of IsoPlexis Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
March 21, 2023